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                                                                    EXHIBIT 10.4

                       COMPENSATION PLAN FOR NON-EMPLOYEE
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                DIRECTORS OF CHAMPION INTERNATIONAL CORPORATION
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                          (Effective January 1, 1997)



1.  Eligibility.
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      Each member of the Board of Directors (the "Board") of Champion
International Corporation (the "Company") who is not an employee of the Company or any of its subsidiaries (a "Director") shall participate in the Compensation Plan For Non-Employee Directors of Champion International Corporation (the "Plan").

2.  Retainers and Fees.
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      Each Director shall be entitled to a $22,500 annual retainer for serving as a Director, $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of the Board. In addition, each Director serving as Chairman of any Committee of the Board shall be entitled to a $5,000 annual retainer for such service.

3.  Quarterly Cash Payment or Elective Deferral of Retainers and Fees.
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      At each Director's election, the retainers and fees specified in Section 2 hereof (the "Retainers and Fees") shall be paid quarterly in cash or credited quarterly in the form of units equivalent to shares of the Company's Common
Stock that are settled in cash after he or she ceases to be a Director (the "Elective Share Units").

      All Retainers and Fees will be paid quarterly in cash during any calendar year to each Director who shall have filed with the Secretary of the Company, prior to the commencement of such year, a written election to be paid in cash during such year. Each such election shall apply only to Retainers and Fees earned during such calendar year, and not to Retainers and Fees earned during any calendar year thereafter. Unless a Director shall have filed an election to be paid in cash in accordance with this paragraph prior to the commencement of a calendar year, all Retainers and Fees earned by such Director during such calendar year will be credited quarterly in the form of Elective Share Units. Notwithstanding the foregoing, all Retainers and Fees earned by a Director during a partial calendar year in which he or she shall first have been elected a Director shall be paid quarterly in cash.

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4.  Non-Elective Share Units.
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      In addition to the Retainers and Fees, each Director shall be credited quarterly with units equivalent to shares of the Company's Common Stock that are settled in cash after he or she ceases to be a Director, such units to have a value at the time of each quarterly crediting of $5,625 (the "Non-Elective Share Units").

5.  Method of Crediting Share Units, including Dividend Equivalents.
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      At the end of each calendar quarter, each Director shall be credited with a number of Elective Share Units (if any) and Non-Elective Share Units (collectively, the "Share Units") equal to the number of shares of the Company's Common Stock that could be purchased at fair market value with the dollar value of all Share Units earned by such Director during such quarter. For this purpose, fair market value means the closing sale price of the Company's Common Stock for New York Stock Exchange Composite Transactions on the last day of such quarter or, if such last day is not a trading day, then on the next succeeding trading day.

      At the end of each calendar quarter, each Director also shall be credited with Share Units, computed in the manner specified in the immediately preceding paragraph, based upon the sum of all cash dividends and other distributions declared during such quarter on a number of shares of Common Stock equal to the number of Share Units credited to such Director immediately prior to the end of such quarter. Such Director shall continue to be so credited quarterly (before and, if and to the extent relevant, after the date on which he or she shall have ceased to be a Director) until payment in respect of all Share Units credited to such Director shall be made.

6.  Payment in Respect of Share Units.
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      All Share Units credited to each Director shall be settled in cash following the date on which he or she shall cease for any reason to be a Director (the "Retirement Date"). Each Director may determine the time or times of such cash settlement by filing with the Secretary of the Company, prior to the commencement of the calendar year in which his or her Retirement Date occurs, a written election to be paid in a lump sum or in installments as provided in the two immediately succeeding paragraphs. Any such election shall be irrevocable from and after the commencement of the calendar year in which such Director's Retirement Date occurs.

      Lump Sum Payment. A Director may elect to receive, in respect of all Share Units credited to him or her, a lump sum cash payment as of any June 1 following his or her Retirement Date, but not later than the June 1 of the ninth calendar year following such Retirement Date. Such payment shall be in an amount per Share Unit equal to the average closing sale price of the Company's Common Stock for New

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York Stock Exchange Composite Transactions during the two calendar months preceding the June 1 as of which payment is to be made (the "Two Month Average Stock Price"). Such payment shall be made on such June 1 or as soon thereafter as practicable.

      Installment Payments. A Director may elect that the number of Share Units credited to him or her on such Director's Retirement Date be paid in substantially equal annual cash installments over a period of two to ten years. The initial annual installment shall be paid on the June 1 immediately following his or her Retirement Date or as soon thereafter as practicable, and each subsequent annual installment shall be paid on the June 1 of each succeeding year selected by the Director or as soon thereafter as practicable. Each annual installment shall be made in respect of the Share Units comprising such annual installment plus the Share Units credited to such Director pursuant to dividend equivalents since the immediately preceding annual installment. Each annual installment shall be in an amount per Share Unit equal to the Two Month Average Stock Price preceding the applicable June 1 payment date.

      Payment if No Election is Filed. If a Director shall fail to file a written election as provided above in this Section 6, he or she shall receive, in respect of all Share Units credited to such Director, a lump sum cash payment as of the June 1 immediately following his or her Retirement Date. Such payment shall be in an amount per Share Unit equal to the Two Month Average Stock Price preceding such June 1. Such payment shall be made on such June 1 or as soon thereafter as practicable.

7.  Miscellaneous.
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      Adjustments of Share Units.  In the event of any stock dividend, stock split or other recapitalization, merger, consolidation, acquisition, disposition, reorganization, liquidation, or the like, the Share Units credited to each Director shall be equitably adjusted.

      Service For a Portion of a Calendar Quarter. Retainers (whether in the form of cash or Elective Share Units) and Non-Elective Share Units shall be paid or credited, as the case may be, quarterly in full with respect to each Director who serves on the Board for any portion of such quarter.

      Payment to a Director's Beneficiary. Upon the death of a Director, payment shall be made or shall continue to be made in accordance with the provisions of the Plan to the beneficiary or beneficiaries designated in writing by the Director or, in the absence of such a designation, to the estate of such Director.

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      Unfunded Obligation.  No funds, shares or other property shall be segregated or earmarked for any Director, beneficiary or other person, and no Director, beneficiary or other person shall have any right, title or interest in any fund or specific sum of money, in any asset or in any shares which may (but need not) be acquired or reserved by the Company in connection with its obligations hereunder, the sole right of the Director (or his or her beneficiary or estate) being to receive payments, as set forth herein, as a general creditor of the Company with an unsecured claim against the Company's general assets.

      Non-Assignability. The right of a Director to receive any amount hereunder shall not be assignable or transferable, except by will or the laws of descent and distribution and except for the designation of a beneficiary or beneficiaries.

      Amendment or Termination. The Board may at any time amend or terminate the Plan, provided that no amendment or termination shall impair the rights of a Director with respect to Share Units credited to such Director.

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